                                                              EXHIBIT (a)(1)(D)
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                   AUTOLOGIC INFORMATION INTERNATIONAL, INC.
                                      AT
                             $7.127 NET PER SHARE
                                      BY
                          AUTOLOGIC ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               AGFA CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               AGFA-GEVAERT N.V.

    ----------------------------------------------------------------------
             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
         MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 31, 2001,
                               UNLESS EXTENDED.
    ----------------------------------------------------------------------

                                                                October 3, 2001

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

   Autologic Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Agfa Corporation, a Delaware corporation ("Parent"), which is in turn a wholly-owned subsidiary of Agfa-Gevaert N.V., a company organized under the laws of Belgium, is offering to purchase all outstanding shares of Common Stock, $0.01 par value per share (individually, a "Share" and, collectively, "Shares"), of Autologic Information International, Inc., a Delaware corporation (the "Company"), at a purchase price of $7.127 per Share, net to the seller in cash, without the interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 3, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with the Offer to Purchase and any amendments or supplements thereto collectively constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of September 25, 2001, by and among Parent, Merger Sub and the Company (the "Merger Agreement"). Holders of Shares whose certificates for such Shares are not immediately available or who cannot deliver their certificates and all other required documents to the depositary for the Offer, The Bank of New York (the "Depositary"), or complete the procedures for book-entry transfer prior to October 31, 2001 must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

   Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

   THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST A MAJORITY OF THE SHARES OUTSTANDING ON A FULLY DILUTED BASIS (INCLUDING ALL SHARES WHICH THE COMPANY MAY BE REQUIRED TO ISSUE PURSUANT TO OBLIGATIONS OUTSTANDING UNDER EMPLOYEE STOCK OPTION OR SIMILAR BENEFIT PLANS OR OTHERWISE).
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   For your information and for forwarding to your clients for whom you hold
Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

   1. The Offer to Purchase, dated October 3, 2001.

   2. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

   3. A letter to stockholders of the Company from William Shaw, Chairman of the Board of Directors and Chief Executive Officer of the Company, and from Alvin J. Brunner, President of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the stockholders of the Company.

   4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

   5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

   6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

   7. A return envelope addressed to the Depositary for your use only.

   YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 31, 2001, UNLESS THE OFFER IS EXTENDED.

   Please note the following:

   1. The tender price is $7.127 per Share, net to the seller in cash, without interest.

   2. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on October 31, 2001, unless extended.

   3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn immediately prior to the expiration of the Offer that minimum number of Shares which would represent a majority of the Shares that are then outstanding on a fully diluted basis, including all shares which the Company may be required to issue pursuant to obligations outstanding under employee stock option or similar benefit plans, warrants or otherwise. The Offer is also subject to the satisfaction of certain other conditions. See
Section 15 of the Offer to Purchase.

   4. The Offer is being made for all of the outstanding Shares.

   5. Tendering stockholders will not be obligated to pay brokerage fees or commissions (other than pursuant to their individual broker relationship) on the transfer of Shares pursuant to the Offer. Tendering stockholders will be obligated to pay stock transfer taxes on the transfer of Shares pursuant to the Offer. Certain tax withholding and federal income tax backup withholding may be required, unless an exemption is available or unless the required taxpayer identification information is provided. See "Important Tax Information" in the Letter of Transmittal.
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   6. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

   In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message or other required documents should be sent to the Depositary and (ii) certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Offer to Purchase.

   If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender must be effected by following the guaranteed delivery procedures specified in
Section 3 of the Offer to Purchase.

   Neither Merger Sub nor Parent will pay any fees or commissions to any broker, dealer or any other person (other than the Information Agent, as defined below, and the Depositary, as described in Section 17 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Merger Sub will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

   Tendering stockholders must pay or cause to be paid any stock transfer taxes incident to the transfer to it of validly tendered Shares, as provided in Instruction 6 to the Letter of Transmittal.

   Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, Innisfree M&A Incorporated, the Information Agent for the Offer, at (888) 750-5834.

                                          Very truly yours,

                                          AUTOLOGIC ACQUISITION CORP.

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF AGFA-GEVAERT N.V., PARENT, MERGER SUB, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.